EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Thor Industries, Inc. on Form S-8 of our reports dated September 26, 1997, appearing in the Annual Report on Form 10-K of Thor Industries, Inc. for the year ended July 31, 1997.


DELOITTE & TOUCHE LLP
Dayton, OH


December 2, 1997